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                                                                    EXHIBIT 21.1

                            Valero Energy Corporation
                            Schedule of Subsidiaries


           NAME OF SUBSIDIARY                                                   STATE OF ORGANIZATION
--------------------------------------------                                    ---------------------

Valero Energy Corporation                                                                Delaware
     Valero Corporate Services Company                                                   Delaware
         Valero Coal Company                                                             Delaware
         Valero Producing Company                                                        Delaware
         VMGA Company                                                                    Delaware
     Valero Refining and Marketing Company                                               Delaware
         Valero Natural Gas Pipeline Company                                             Delaware
         Valero Marketing and Supply Company                                             Delaware
         Valero Refining Company-Louisiana                                               Delaware
         Valero Refining Company-New Jersey                                              Delaware
         Valero Refining Company-Texas                                                     Texas
              Valero Javelina Company                                                    Delaware
              Valero Mediterranean Company                                               Delaware
              Valero MTBE Investments Company                                            Delaware
              Valero MTBE Operating Company                                              Delaware
              Valero Technical Services Company                                          Delaware